UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2023

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2023, NRX Pharmaceuticals, Inc. (the “Company”) entered into Amendment #2 to Convertible Promissory Note (the “Second Amendment”), with Streeterville Capital, LLC (the “Streeterville”). Pursuant to the Second Amendment, the Company and Streeterville agreed to further amend the terms of that certain convertible promissory note dated November 4, 2022 in the original principal amount of $11,020,000 (the “Original Note”), as amended by Amendment to Convertible Promissory Note dated March 30, 2023 (as amended, the “Note”). In accordance with the Second Amendment, the Company and Streeterville agreed to amend the redemption provisions of the Note. In particular, the Company agreed to pay Streeterville an amount in cash equal to $1,800,000 on or before July 10, 2023, which amount was paid on July 10, 2023. In addition, beginning on or before July 31, 2023, on or before the last day of each month until December 31, 2023 (the “Minimum Payment Period”), the Company shall pay Streeterville an amount equal to $400,000 in cash (a “Minimum Payment”), less any amount satisfied by the delivery of Redemption Conversion Shares (as defined and discussed below). Notwithstanding the foregoing, Streeterville may also submit a request for redemption of up to an aggregate of $1,000,000 per month (the “Maximum Monthly Redemption Amount” and, together with the Minimum Payment Amount, the “Redemption Amounts”) in accordance with the terms of the Note. However, the portion of each Minimum Payment that is not satisfied by the delivery of Redemption Conversion Shares is the maximum amount of cash the Company will be required to pay in accordance with the Second Amendment during the Minimum Payment Period. The redemption of the Maximum Monthly Redemption Amount in excess of the Minimum Amount may be satisfied by the delivery of additional Redemption Conversion Shares.

During the Minimum Payment Period, the Company is permitted to pay the Redemption Amounts in the form of shares of common stock of the Company (the “Redemption Conversion Shares”) calculated on the basis of the Redemption Conversion Price (as defined in the Note) without regard to the existence of an Equity Conditions Failure. Moreover, the Redemption Premium (as defined in the Note) will continue to apply to the Redemption Amounts.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment attached hereto as Exhibit 10.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 20, 2023, the Company received a written notification (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) – Market Value of Listed Securities (“MVLS”) because the Company has not maintained a minimum MVLS of $50,000,000 for the last thirty-three (33) consecutive business days.

Nasdaq’s Notice has no immediate effect on the listing of the common stock on The Nasdaq Global Market and, at this time, the common stock will continue to trade on The Nasdaq Global Market under the symbol “NRXP”.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided an initial compliance period of 180 calendar days, or until January 22, 2024, to regain compliance with the MVLS requirement. To regain compliance, the Company’s MVLS must meet or exceed $50,000,000 for a minimum period of ten consecutive business days prior to January 22, 2024.

If the Company does not regain compliance within the allotted compliance period Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting and may potentially be traded on the Over-the-Counter market thereafter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Convertible Promissory Note, dated July 7, 2023, by and between NRx Pharmaceuticals, Inc. and Streetervillle Capital LLC.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX Pharmaceuticals, Inc.

Date: July 28, 2023	/s/ Stephen Willard
Stephen Willard
Acting General Counsel

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